UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of
1934

Report for Event: May 24, 1996

INDENET, INC.
(Exact name of registrant as specified in its charter)

Delaware             0-18034             68-0158367
(State or other     (Commission         (IRS Employer
jurisdiction of      File No.)           Identification No.)
incorporation)

1640 N. Gower Street, Los Angeles, CA 90028
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:
(213) 466-6388

Not applicable
(Former name and address)

Item 1.  Changes in Control of Registrant

Not applicable.

Item 2.  Acquisition or Disposition of Assets

On May 24, 1996, IndeNet, Inc. (the "Company") completed the acquisition of Enterprise Systems Group Limited, a private company incorporated in England and Wales ("Enterprise") for a purchase price equal to the U.S. dollar equivalent of eight times EBITDA (earnings before interest, taxes, depreciation and amortization) of Enterprise for the twelve months ended March 31, 1996. The purchase price was paid (i) at the closing by the Company paying $10,000,000 in cash and $5,000,000 in promissory notes (the "Notes") and (ii) by the Company agreeing to pay $12,379,210 in unregistered shares of the Company's common stock to the Enterprise shareholders. The number of shares to be issued is based on the average closing price of the stock (as reported by The Nasdaq Stock Market) for a 60-day trading period consisting of a defined 30 trading days prior to closing and 30 trading days following the closing (the "Share Price"). The shares are expected to be issued in mid-July 1996. The Notes earn interest at a rate of 8% per annum and are payable in equal quarterly installments of principal and interest commencing November 30, 1996 with the final payment due May 31, 2000. Commencing November 24, 1996, the Notes are convertible into the Company's common stock at the holders' option at a conversion price of 150% of the Share Price as defined above. The holders of the common stock issued in this transaction have certain demand and piggy-back registration rights. The cash portion of the purchase price was paid from proceeds of a private placement. In connection with the acquisition of Enterprise, the Company agreed to elect two designees of the former Enterprise shareholders to the Company's Board of Directors.

Enterprise is a London, U.K. based company with offices in the U.S., Africa and Australia which designs, develops and integrates traffic and billing, revenue management, and program management software products for use by broadcast television stations. The principal assets acquired by the Company consisted of Enterprise's software, cash and accounts receivable. Enterprise currently provides its software products to over 140 domestic television and radio stations, and to a total of over 70 television stations located in the United Kingdom, Western Europe, New Zealand, Australia, Southeast Asia and South Africa. Enterprise's customers include such major television networks as NBC Television Stations and Fox Television Stations in the United States, Laser Sales and VTM in Europe, Network 10 in Australia and TVNZ in New Zealand. Although the Company intends to continue Enterprise's operations, the Company may integrate Enterprise with the Company's other complimentary businesses in the future.

Item 3.  Bankruptcy or Receivership

Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant

Not applicable.

Item 5.  Other Events

Not applicable.

Item 6.  Resignations of Registrant's Directors

Not applicable.

Item 7.  Financial Statements and Exhibits.

The audited historical financial statements and pro forma financial information of Enterprise will be filed not later than 60 days after the filing date.

Exhibit No.    Description

99             Share Purchase Agreement dated May 24, 1996.

Item 8.  Change in Fiscal Year

Not applicable.


                     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        INDENET, INC.

Date:  June 7, 1996              By:  /s/ Richard J. Parent
                                          Richard J. Parent
                                       Its: Chief Financial
                                        Officer and Secretary